UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2007

SOUTHERN STAR ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

20-2514234

(IRS Employer Identification No.)

Suite 155, 110 Cypress Station Drive, Houston, TX 77090

(Address of principal executive offices and Zip Code)

(281) 851-9500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2007, we issued a 10% US$1,300,000 convertible debenture to Gobbet Management Inc. The note, due September 18, 2009, may be converted into shares of common stock in the capital of our company at a conversion price of US$0.50 per share. We intend to use the proceeds from the convertible debenture for general corporate use.

The issuance of the convertible note was, and the issuance of the shares upon conversion of the note will be, made pursuant to an exemption from registration under the United States Securities Act of 1933, as amended, in reliance on Regulation S and/or Section 4(2) of the Securities Act of 1933 by issuing the securities to a non-U.S. person (as that term in defined in Regulation S under the Securities Act of 1933).

Item 9.01 Financial Statements and Exhibits

10.1	Subscription Agreement dated September 18, 2007 between Gobbet Management Inc. and our company.
10.2	Convertible Debenture dated September 18, 2007 between Gobbet Management Inc. and our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STAR ENERGY INC.

By: /s/ Eric Boehnke

Name: Eric Boehnke

Title: President, Secretary and Treasurer

Dated: November 21, 2007

CW1525595.1